UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2018

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1‑18640	95‑4182437
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of Principal Executive Offices) (Zip Code)

(818) 908‑9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b‑2 of the Securities Exchange Act of 1934 (17 CFR §240.12b‑2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(a) Director Resignation

Effective October 15, 2018, Robert Galvin resigned from the Board of Directors of Cherokee Inc. (the “Company”).  Mr. Galvin’s resignation from the Board of Directors of the Company (the “Board”) followed his decision to accept an executive position with one of the Company’s competitors and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

At the time of his resignation, Mr. Galvin was Chairman of the Board, an independent director and member of the Audit Committee and Nominating and Governance Committee of the Board.

The Company thanks Mr. Galvin for his leadership, support and many other contributions as it managed through numerous changes during Mr. Galvin’s tenure with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

October 15, 2018	By:	/s/ Steven L. Brink
Steven L. Brink
Chief Financial Officer

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